Exhibit 23

                              ACCOUNTANTS' CONSENT


We have issued our report dated February 21, 1998, accompanying the consolidated financial statements of Camco Financial Corporation and our report dated February 16, 1998, accompanying the consolidated financial statements of Camco Financial Corporation 401(k) Salary Savings Plan which are incorporated within the Annual Report on Form 10-K for the year ended December 31, 1997. We hereby consent to the incorporation by referenc of said reports in Camco's Post-Effective Amendment No. 1 to the Form S-8 (33-88072).



GRANT THORNTON LLP

Cincinnati, Ohio
April 29, 1998